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                                  PRESS RELEASE


PATAPSCO BANCORP, INC.
FOR FURTHER INFORMATION CONTACT MICHAEL J .DEE, PRESIDENT 410-285-9313

   PATAPSCO BANCORP, INC. ANNOUNCES ANNUAL AND QUARTERLY LOSS DUE TO GOODWILL
   --------------------------------------------------------------------------
                 IMPAIRMENT CHARGE AND PROVISION FOR LOAN LOSSES
                 -----------------------------------------------

      Baltimore, Md. July 24, 2009 - Patapsco Bancorp, Inc. (OTC, Electronic Bulletin Board: PATD), the parent company of The Patapsco Bank, announces an unaudited net loss of $5.5 million or $2.93 diluted loss per share for its fiscal year ending June 30, 2009 as compared to audited net income of $1.4 million or $0.71 diluted earnings per share for the prior year.

      For the quarter ended June 30, 2009 the Company incurred a net loss of $4.8 million or $2.56 diluted loss per share as compared to a net loss of $273,000 or $.14 diluted loss share for the prior year comparable period.

      The Company's results were significantly impacted by the year to date and quarterly provisions for loan losses of $5.9 million and $3.5 million, respectively. Additionally, during the quarter, the Company recorded a $3.0 million goodwill impairment charge. The goodwill impairment calculation, performed by an independent third party determined that primarily due to the depressed stock prices of the Company and its peers, the entire amount of goodwill on the balance sheet was impaired. The goodwill resulted from the November 2000 acquisition of Northfield Bancorp and the April 2003 acquisition of Parkville Savings Bank. The goodwill impairment charge has no impact on the bank's regulatory capital ratios.

      Due to the losses incurred and the current economic environment, the Company has eliminated the dividend on common shares.

       As of June 30, 2009, Patapsco Bancorp, Inc. reported assets of $268 million, deposits of $208 million and total stockholders' equity of $19.7 million compared to $261 million, $198 million and $19.4 million at June 30, 2008, the Company's previous fiscal year end.

      In regards to credit quality, the Company's non-performing assets were 4.66% of total assets at year-end compared to 0.97% the previous year. The Company has no loans or leases 90 days past due that are still accruing interest. The Patapsco Bank remains well capitalized at all levels.

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      Attached hereto is a summary of the unaudited financial highlights for the periods.

       The Patapsco Bank serves its community from its Baltimore County offices located in Dundalk, Parkville, Glen Arm and Carney and its Baltimore City office located in Hampden.

      When used in this Press Release, the words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties including changes in economic conditions in Patapsco Bancorp's market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in Patapsco Bancorp's market area, and competition that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. Patapsco Bancorp wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Patapsco Bancorp wishes to advise readers that the factors listed above could affect Patapsco Bancorp's financial performance and could cause Patapsco Bancorp's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. Patapsco Bancorp does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

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FINANCIAL HIGHLIGHTS (UNAUDITED)
PATAPSCO BANCORP, INC. AND SUBSIDIARY

--------------------------------------------------------------------------------------------------------------
                                                  For the Twelve Months Ended       For the Three Months Ended
                                                            June 30,                         June 30,
                                                  ---------------------------       --------------------------
(Dollars in thousands, except per share data)        2008              2009            2009            2008
--------------------------------------------------------------------------------------------------------------
OPERATING RESULTS:
Interest income                                    $15,697           $17,191          $3,637          $4,145
Interest expense                                     7,059             8,565           1,664           2,003
                                                   -------           -------          ------          ------
Net interest income                                  8,638             8,626           1,973           2,142
Provision for loan losses                            5,902             1,920           3,451           1,020
                                                   -------           -------          ------          ------
Net interest income/(loss) after provision
   for loan losses                                   2,736             6,706          (1,478)          1,122
Merger termination Fee                                   0             2,000               0               0
Other noninterest income                               841               819             214             195
Goodwill impairment charge                           2,955                 0           2,955               0
Other noninterest expense                            7,733             7,373           1,784           1,773
Provision/(benefit) for income taxes                (1,645)              775          (1,198)           (183)
                                                   -------           -------          ------          ------
Net income/(loss)                                   (5,466)            1,377          (4,805)           (273)
Preferred stock dividends                              173                 0             123               0
                                                   -------           -------          ------          ------
Net Income/(loss) Available for Common
   Shareholders                                   ($ 5,639)          $ 1,377         ($4,928)        ($  273)
                                                   =======           =======          ======          ======
PER SHARE DATA:
Net income/(loss) per common share, basic         ($  2.93)          $  0.72         ($ 2.56)        ($ 0.14)
Net income/(loss) per common share, diluted       ($  2.93)          $  0.71         ($ 2.56)        ($ 0.14)

Book Value per common share                        $  7.11           $ 10.12
Tangible Book Value per common share(1)            $  6.98           $  8.42
Period End Stock Price                             $  3.40           $  7.20
Stock Price as a percentage of tangible
  book value                                         48.71%            85.51%

PERFORMANCE RATIOS: (2)
Return on average assets                             -2.05%            0.53%           -7.10%          -0.42%
Return on average equity                            -24.45%            7.13%          -78.80%          -5.52%
Net interest margin                                  3.44%             3.51%            3.10%           3.43%
Net interest spread                                  3.16%             3.23%            2.84%           3.18%


                                                       At
                                             ---------------------
                                             June 30      June 30,
                                               2009         2008
                                             ---------------------
BALANCES
Net Loans                                    $216,927     $227,514
Total Assets                                 $268,367     $261,294
Deposits                                     $207,795     $197,886
Borrowings                                   $ 39,300     $ 42,300
Stockholders' Equity                         $ 19,692     $ 19,391

CAPITAL & CREDIT QUALITY RATIOS
Bank Leverage ratio                              7.98%        7.63%
Bank Tier 1 Risked Based ratio                  10.40%        9.56%
Bank Total Risked Based ratio                   11.65%       10.45%
Allowance for loan losses to total loans         1.37%        0.80%
Nonperforming assets to total assets             4.66%        0.97%

(1) Tangible book value per share deducts intangible assets from common equity.
(2) Amounts for the three month period ended June 30, 2009 and 2008 are annualized.